UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park, Milwaukee, Wisconsin 53224

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2011, A. O. Smith Corporation (“the Company”) publically announced that Daniel L. Kempken, 39, was elected Vice President and Controller of the Company effective June 6, 2011. As the Controller, Mr. Kempken is the “principal accounting officer” of the Company for purposes of the Securities Exchange Act of 1934, as amended. Mr. Kempken assumes the role of “principal accounting” officer from John J. Kita, Executive Vice President and Chief Financial Officer, who has held the role of “principal accounting officer” since 1995. Mr. Kita will continue to serve the Company as Executive Vice President and Chief Financial Officer.

Prior to joining the Company, Mr. Kempken was a Senior Manager with Ernst & Young LLP, a public accounting firm, which he rejoined in 2006, and where he served several of the firm’s significant Wisconsin-based clients.

Mr. Kempken will participate in the usual compensation and benefit programs available to an officer of the Company.

A copy of the Company’s News Release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

The following exhibit is being filed herewith:

(99.1) News Release of A. O. Smith Corporation, dated June 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: June 6, 2011	By:	/s/ James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K dated June 6, 2011

Exhibit Number	Description

99.1	News Release of A. O. Smith Corporation, dated June 6, 2011

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